Astec Industries, Inc.
   1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

MANAGEMENT CHANGE AT ASTEC INDUSTRIES, INC.

CHATTANOOGA, Tenn. (July 17, 2007) – Astec Industries, Inc. (Nasdaq:  ASTE) today reported a management change at Astec Industries, Inc.

On July 17, 2007, J. Neal Ferry, Chief Operating Officer of Astec Industries, Inc. (the “Company”), Group Vice President, Aggregate and Mining, and a member of the Company’s Board of Directors notified the Company that he was resigning his employment with the Company and from the Company’s Board of Directors for personal reasons, effective July 18, 2007.  Astec Industries, Inc. and its Board of Directors appreciate Mr. Ferry’s contributions to the Company and wish him well in his future endeavors.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com